                                                                     EXHIBIT 11

                                      NVR, INC.
                          COMPUTATION OF EARNINGS PER SHARE
                   (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                         THREE MONTHS ENDED    NINE MONTHS ENDED
                                            SEPTEMBER 30          SEPTEMBER 30
                                         ------------------    -----------------
                                          1996       1995       1996      1995
                                          ----       ----       ----      ----

1.  Net income                           $8,274      $5,863    $20,784   $12,539
                                         ------      ------    -------   -------

2.  Weighted average number of shares
    outstanding                          13,643      15,373     14,696    15,336

3.  Shares issuable upon exercise
    of dilutive options, warrants and
    subscriptions outstanding during
    period, based on average market
    price                                   374          --        442        52
                                         ------      ------     ------    ------
4.  Shares issuable upon exercise
    of dilutive options, warrants and
    subscriptions outstanding during
    period, based on higher of average
    or end of period market price           374          --        442        52
                                         ------      ------     ------    ------
5.  Weighted average number of shares
    and share equivalents outstanding
    (2 + 3)                              14,017      15,373     15,138    15,388
                                         ------      ------     ------    ------
                                         ------      ------     ------    ------

6.  Weighted average number
    of shares outstanding assuming
    full dilution (2 + 4)               14,017       15,373     15,138    15,388
                                        ------       ------     ------    ------
                                        ------       ------     ------    ------
7.  Net income per share and
    share equivalents (1/5)              $0.59        $0.38      $1.37     $0.81
                                        ------       ------     ------    ------
                                        ------       ------     ------    ------

8.  Net income per share, assuming
    full dilution (1/6)                  $0.59        $0.38      $1.37     $0.81
                                        ------       ------     ------    ------
                                        ------       ------     ------    ------

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